UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): February 11, 2022
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DIAMEDICA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)
British Columbia	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Carlson Parkway, Suite 260 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)
(763) 312-6755
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.         Other Events.

On February 11, 2022, DiaMedica Therapeutics Inc. (the “Company”) announced that its Board of Directors established Wednesday, May 18, 2022 as the date of the Company’s 2022 annual general meeting of shareholders (the “2022 AGM”). The exact time and location of the 2022 AGM will be specified in the Company’s proxy statement for the 2022 AGM, which it anticipates will be printed on or about March 30, 2022 and sent or made available to shareholders commencing on or about April 5, 2022.

Since the date of the Company’s 2022 AGM has changed by more than 30 days from the date of last year’s Annual General Meeting, shareholders who, in accordance with Rule 14a-8 under the U.S. Securities Exchange Act of 1934, as amended, wish to present proposals for inclusion in the proxy materials relating to the 2022 AGM must submit their proposals so that they are received by the Company at its principal executive offices no later than the close of business on March 4, 2022, which the Company believes is a reasonable time before it prints and mails its proxy materials. The proposals must satisfy the requirements of the proxy rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) and as the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary

Dated: February 11, 2022